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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


        Date of Report (Date of earliest Event reported) July 20, 2000


                        Physicians Resource Group, Inc.
            (Exact name of registrant as specified in its charter)

         Delaware                        1-13778                        76-0456864
(State or other jurisdiction           (Commission                    (IRS Employer
     of incorporation)                 File Number)                 Identification No.)

               14800 Landmark Blvd., Suite 500, Dallas, TX 75240
           Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code (972) 892-7200
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Item 5.  Other Events

     On July 20, 2000, Physicians Resource Group, Inc. (the "Company"), a debtor-in-possession, filed a Monthly Operating Report for the period June 1, 2000 through June 30, 2000 with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"), Case Number 00-30748-RCM. The Company's Monthly Operating Reports are not prepared on a consolidated basis and therefore do not include the results of asset sales, income, expense, assets or liabilities of the Company's subsidiaries. The Company's investment in subsidiaries of $76,587,643 included in the Monthly Operating Report for the month of June 2000 consists of various assets including cash of approximately $15,600,000 held by the Company's subsidiaries. Like the Company, the Company's subsidiaries are subject to a variety of possible claims of creditors and other third party liabilities. If these claims are substantiated, their value may exceed the amount of cash held by the Company's subsidiaries.

     As previously reported, on May 25, 2000, the Company's wholly-owned subsidiary, EyeCorp, Inc. ("EyeCorp"), filed a petition in bankruptcy under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. On July 20, 2000, EyeCorp, as debtor-in-possession, filed a Monthly Operating Report for the period May 25, 2000 through June 30, 2000 with the Bankruptcy Court. The Company intends to continue to file EyeCorp's separate Monthly Operating Reports together with the Company's Monthly Operating Reports under cover of Form 8-K.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits:

          99.1 Monthly Operating Report for the Company for June 1, 2000 through June 30, 2000.

          99.2 Monthly Operating Report for EyeCorp for May 25, 2000 through June 30, 2000.

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                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             PHYSICIANS RESOURCE GROUP, INC.


DATE: July 27, 2000                     By:  /s/ Michael Yeary
                                             --------------------------------
                                             Michael Yeary, President and
                                             Chief Restructuring Officer

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